                                                                   Exhibit 11(a)

                                 MIZAR,  INC.

                        Computation of Per Share Income

                                                                                                  Three Months Ended
                                                                                                       March 31,
                                                                                               1996                 1995
                                                                                            -------------      --------------
Primary Income Per Share:
     Net income                                                                             $     579,000      $      731,000
                                                                                            =============      ==============
     Weighted average shares outstanding                                                        4,931,789           3,203,902

     Effect of common stock equivalents:
       Options granted                                                                            805,371           1,186,974
       Weighted average exercised options outstanding for portion of quarter,
         net of equivalent shares purchased at average fair market value                           17,671                   -
       Effect of using option proceeds to repurchase common stock at
         average fair market value                                                                (84,363)           (315,352)
                                                                                            -------------      --------------
                                                                                                  738,679             871,622
                                                                                            -------------      --------------
                Total common stock equivalents                                                  5,670,468           4,075,524
                                                                                            -------------      --------------
         Primary income per share                                                           $        0.10      $         0.18
                                                                                            =============      ==============

Fully Diluted Income Per Share:
     Total weighted average shares from above                                                   4,931,789           3,203,902

     Effect of common stock equivalents:
       Options granted                                                                            805,371           1,186,974
       Weighted average exercised options outstanding for portion of quarter,
          net of equivalent shares purchased at average fair market value                          17,671                   -
       Effect of using option proceeds to repurchase common stock at
          average fair market value                                                               (84,363)           (315,352)
       Effect of conversion of subordinated debentures                                                  -             967,584
                                                                                           --------------      --------------
                                                                                                  738,679           1,839,206
                                                                                           --------------      --------------
                Total common stock equivalents                                                  5,670,468           5,043,108

Net income                                                                                        579,000             731,000

Adjustment to net income for interest on subordinated debentures                                        -              25,000
                                                                                           --------------      --------------
Net income, as adjusted                                                                    $      579,000      $      756,000
                                                                                           --------------      --------------
Fully diluted income per share                                                             $         0.10      $         0.15
                                                                                           ==============      ==============
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